STRUCTURED INVESTMENTS

                                                         Free Writing Prospectus
                                                             Dated July 10, 2012
                                           Registration Statement No. 333-178081
                                                      Filed Pursuant to Rule 433

Client Strategy Guide: July 2012 Offerings

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc., and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

MorganStanley SmithBarney
Client Strategy Guide: July 2012 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents .... page 3
Selected Features & Risk Disclosures .... page 4
Structured Investments Spectrum .... page 5

Tactical Offerings
Offerings with terms of 18 months or less

Enhanced Yield	.... page 6 .... page 7
Leveraged Performance	PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley .... page 8

Strategic Offerings
Offerings with terms of more than 18 months

Leveraged Performance	.... page 9 .... page 10 .... page 11 Dual Directional Trigger PLUS℠ based on the iShares® Dow Jones U.S. Real Estate Index Fund (IYR) by Morgan Stanley .... page 12 Currency LASERS based on the Brazilian Real relative to the U.S. Dollar (Bullish BRL / Bearish USD) by Morgan Stanley .... page 13
Market-Linked Notes and Market-Linked Deposits - FDIC Insured	Market-Linked Notes based on the S&P 500® Index (SPX) by Morgan Stanley .... page 14 Market-Linked Notes With Past Performance Adjusted Contingent Coupon based on the Morgan Stanley ETF-MAP Index (Excess Return) (MSUSMA5E) by Morgan Stanley .... page 15 .... page 16

Selected Risks & Considerations .... page 17

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. July 2012

Client Strategy Guide: July 2012 Offerings

Important Information Regarding Offering Documents

The products set forth in the following pages are intended as a general indication only of the Structured Investments offerings available through
Morgan Stanley Smith Barney through the date when the ticketing closes for each offering. Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing early on any offering. The information set forth herein provides only a summary of terms and does not contain the complete terms and conditions for any offering of an SEC Registered Offering or a
Market-Linked Certificate of Deposit. You should read the complete offering materials referenced below before you invest in any product.

Additional Information for SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (or SEC), for the
offerings by that issuer to which this Strategy Guide relates. Before you invest in any of the offerings identified in this Strategy Guide, you should read the prospectus and the applicable registration statement, the applicable pricing supplement, prospectus supplements and any other documents relating to the offering that the applicable issuer has filed with the SEC for more complete information about the applicable issuer and the offering. You may get these documents without cost by visiting EDGAR on the SEC web site at
www.sec.gov.

[] For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on
the SEC web site is 0000895421

Alternatively, Morgan Stanley Smith Barney will arrange to send you the prospectus and any other documents related to the offering electronically or hard copy if you so request by calling the toll-free number 1-800-584-6837 or emailing prospectus@morganstanley.com or by calling your Morgan Stanley Smith
Barney Financial Advisor.

The securities described herein (other than the market-linked certificates of deposit) are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Additional Information for Market-Linked Certificates of Deposit (MLDs)

MLDs are not SEC registered offerings. Before you invest in any MLD, you should read the complete offering materials applicable to such MLD. For indicative terms and conditions on any Market-Linked Certificate of Deposit, please contact your Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.
Each issuer listed above is the issuer for offerings only where expressly identified. None of the issuers are responsible for the filings made with the
SEC by the other issuers identified in this document.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

Selected Features and Risk Disclosures

Features
Structured Investments offer investors choices in terms of underlying asset, market view, time horizon, potential returns and risk tolerance.
Such features may include:

o    Varying levels of exposure to potential capital appreciation or depreciation
o    Returns based on a defined formula
o    Variety of underlying assets, including equities, commodities, currencies and interest rates
o    Minimum investment of $1,000, unless otherwise noted

Key Risks
An investment in Structured Investments involves a variety of risks. The following are some of the significant risks related to Structured Investments.
Please refer to the "Selected Risks and Considerations" section at the end of this brochure for a fuller description of these risk factors.
The market price of Structured Investments may be influenced by a variety of unpredictable factors. Several factors may influence the value of a particular
Structured Investment in the secondary market, including, but not limited to, the value and volatility of the underlying asset, interest rates, credit spreads charged by the market for taking the applicable issuer's credit risk, dividend rates on any equity underlying asset, and time remaining to maturity.
In addition, we expect that the secondary market price of a Structured
Investment will be adversely affected by the fact that the issue price of the
Structured Investment includes the agent's commissions and expected profit.
Issuer credit risk. All payments on Structured Investments are dependent on the applicable issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.
Secondary trading may be limited. There may be little or no secondary market for a particular Structured Investment. If the applicable pricing supplement so specifies, we may apply to list a Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.
Appreciation potential or participation in the underlying asset may be limited.
The terms of a Structured Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
Potential loss of principal. The terms of a Structured Investment may not provide for the return of principal and an investment may result in a loss of some or all of your principal. Even where repayment of principal is provided for by the terms of the Structured Investment, it is still subject to the credit risk of the applicable issuer and the applicable issuer's ability to repay its obligations. In addition, you may receive less, and possibly significantly less, than the stated principal amount if you sell your investment prior to maturity.
Structured Investments that provide for repayment of principal typically do not make periodic interest payments. Unlike ordinary debt securities, Structured
Investments that provide for repayment of principal typically do not pay interest. Instead, at maturity, the investor receives the principal amount plus a supplemental redemption amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
You may receive only the principal amount at maturity for Structured
Investments that provide for repayment of principal. Because the supplemental redemption amount due at maturity on these Structured Investments may equal zero, the return on your investment (i.e., the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity may not compensate you for the effects of inflation or other factors relating to the value of money over time.

Potential conflicts. The issuer of a Structured Investment and its affiliates may play a variety of roles in connection with the Structured Investment, including acting as calculation agent and hedging the issuer's obligations under the Structured Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
The aforementioned risks are not intended to be an exhaustive list of the risks associated with a particular Structured Investment offering. Before you invest in any Structured Investment, you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive description of the risks and considerations associated with the offering.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives -- Market-Linked Deposits -- FDIC Insured, Market-Linked
Notes, Partial Principal at Risk Securities, Enhanced Yield, Leveraged
Performance and Access.

Market-Linked Deposits -- FDIC Insured combine the repayment of all                  [] May be appropriate for investors who do not
 require periodic
principal at maturity, subject to applicable FDIC insurance limits and issuer             interest payments, are concerned about
 principal at risk, and who
credit risk, with the potential for capital appreciation based on the                     are willing to forgo some upside in
 exchange for the repayment of
performance of an underlying asset.                                                       all principal at maturity, subject to
 applicable FDIC insurance limits
                                                                                          and issuer credit risk.
Market-Linked Notes combine the repayment of all principal at maturity               [] May be appropriate for investors who do not
 require periodic
subject to issuer credit risk, with the potential for capital appreciation based          interest payments, are concerned about
 principal at risk, do not
on the performance of an underlying asset. Market-Linked Notes do not                     require FDIC insurance on their
 investment, and who are willing to
have the benefit of FDIC insurance.                                                       forgo some upside in exchange for the
 repayment of all principal at
                                                                                          maturity, subject to issuer credit risk.
Partial Principal at Risk Securities combine the repayment of some                   [] May be appropriate for investors who do not
 require periodic
principal at maturity, subject to issuer credit risk, with the potential for capital      interest payments, are concerned about
 principal at risk, do not
appreciation based on the performance of an underlying asset.                             require FDIC insurance on their
 investment, and who are willing to
                                                                                          risk a portion of their principal and
 forgo some upside return in
                                                                                          exchange for the issuer's obligation to
 repay some principal at
                                                                                          maturity.
Enhanced Yield Investments seek to potentially generate current income               [] May be appropriate for investors who are
 willing to forgo some or all
greater than that of a direct investment in an underlying asset with the                  of the appreciation in the underlying
 asset and assume full
investor accepting full exposure to the downside with limited or no                       downside exposure to the underlying asset
 in exchange for
opportunity for capital appreciation.                                                     enhanced yield in the form of above-market
 interest payments.
Leveraged Performance Investments allow investors the possibility of                 [] May be appropriate for investors who expect
 only modest changes
capturing enhanced returns relative to an underlying asset's actual                       in the value of the underlying asset and
 who are willing to give up
performance within a given range of performance in exchange for giving up                 appreciation on the underlying asset that
 is beyond the
returns above the specified cap, in addition to accepting full downside                   performance range, and bear the same or
 similar downside risk
exposure to the underlying asset.                                                         associated with owning the underlying
 asset.
Access Investments provide exposure to a market sector, asset class,                 [] May be appropriate for investors interested
 in diversification of, and
theme or investment strategy that may not be easily accessible to an                      exposure to, difficult to access
 underlying asset classes, market
individual investor by means of traditional investments.                                  sectors or investment strategies.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

     [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]
                         [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

MorganStanley SmithBarney

Client Strategy Guide: July 2012 Offerings Page 8

Opportunities in U.S. Equities

Leveraged Performance

PLUS℠ based on the S&P 500® Index (SPX)

Strategy Overview	• Leveraged exposure within a certain range of positive index performance and the same downside risk as a direct investment with 1-for-1 downside exposure • May be appropriate for investors anticipating moderate appreciation of the S&P 500® Index and seeking enhanced returns within a certain range of positive index performance, in exchange for an appreciation potential limited by the maximum payment at maturity
Risk Considerations	✓ All principal is at risk under the terms of the PLUS ✓ Full downside exposure to the S&P 500® Index ✓ Appreciation potential is limited to the maximum payment at maturity ✓ Does not provide for current income; no interest payments

The PLUS are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has **appreciated** in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, subject to the maximum payment at maturity. However, if the underlying index has **depreciated** in value, investors will lose 1% for every 1% decline. The PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the underlying index. **Investors may lose their entire initial investment in the PLUS.** The PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	August , 2013 (approximately 13 months)
Leverage Factor	300%
Payment at Maturity	• If the Final Index Value is *greater than* the Initial Index Value, $10 + Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value, $10 × Index Performance Factor *This amount will be less than or equal to the Stated Principal Amount of $10.*
Leveraged Upside Payment	$10 × Leverage Factor × Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The closing value of the Underlying Index on the Pricing Date
Final Index Value	The closing value of the Underlying Index on the Valuation Date
Valuation Date	August , 2013 subject to adjustment for non-index business days and certain market disruption events
Maximum Payment at Maturity	$11.60 to $11.90 per PLUS (116% to 119% of the Stated Principal Amount) per PLUS. The actual Maximum Payment at Maturity will be determined on the Pricing Date.
Index Performance Factor	Final Index Value / Initial Index Value
Issue Price/Stated Principal Amount	$10 per PLUS
Listing	The PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Monday, July 30, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

Opportunities in U.S. Equities

Leveraged Performance [] Dual Directional Trigger PLUS(SM) based on the
iShares([R]) Dow Jones U.S. Real Estate Index Fund Leveraged Performance (IYR)

Strategy Overview

[] Capped leveraged exposure to and limited protection against negative performance of the underlying shares

[] Leverage feature only applies if the
underlying shares appreciate

[] Unleveraged positive return for a certain range
of negative performance of the underlying shares from the pricing date to the valuation date only if the underlying shares close at or above the specified trigger level on the valuation date

[] May be appropriate for investors who
wish to outperform the underlying shares in a moderately bullish scenario or obtain an unleveraged positive return for a limited range of negative performance

Risk Considerations

[]   All principal is at risk under the terms of the Dual Directional Trigger
     PLUS

[]   Full downside exposure to the underlying shares without buffer if the underlying shares close below the trigger level on the valuation date

[]   Appreciation potential is limited by the maximum leveraged upside payment

[]   Does not provide for current income; no interest payments

[]   Investing in the Dual Directional Trigger PLUS exposes investors to risks which are especially significant in the real estate industry, including concentration risk

The Dual Directional Trigger PLUS, or "Trigger PLUS," are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the shares of the iShares([R]) Dow Jones U.S. Real Estate Index Fund, which we refer to as the underlying shares, have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying shares, subject to the maximum payment at maturity. If the underlying shares have depreciated in value but by no more than 25%, investors will receive the stated principal amount of their investment plus an unleveraged positive return equal to the absolute value of the percentage decline. However, if the underlying shares have depreciated in value by more than 25%, investors will be negatively exposed to the full amount of the percentage decline in the underlying shares and will lose 1% of the stated
principal amount for every 1% of decline, without any buffer. The Trigger PLUS are for investors who seek an equity fund-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and absolute return features that in each case apply to a limited range of performance of the underlying shares. Investors may lose their entire initial investment in the Trigger PLUS.
The Trigger PLUS are senior notes issued as part of Morgan Stanley's Series F
Global Medium-Term Notes program. All payments on the Trigger PLUS are subject to the credit risk of Morgan Stanley. The Trigger PLUS differ from the PLUS described in the accompanying product supplement for PLUS in that the Trigger
PLUS offer the potential for a positive return at maturity if the underlying shares depreciate by up to 25%. The Trigger PLUS are not the Buffered PLUS
described in the accompanying product supplement for PLUS. Unlike the Buffered
PLUS, the Trigger PLUS do not provide any protection if the underlying shares depreciate by more than 25%.

Issuer                              Morgan Stanley
Underlying Shares                   Shares of the iShares([R]) Dow Jones U.S. Real Estate Index Fund (IYR)
Maturity Date                       June , 2014 (approximately 2 years)
Leverage Factor                     150%
Trigger Level                       75% of the Initial Share Price
Payment at Maturity                 If the Final Share Price is greater than the Initial Share Price: $10 + Leveraged Upside Payment
                                       In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.
                                    If the Final Share Price is less than or equal to the Initial Share Price but is greater than or equal to the Trigger Level: $10 + ($10 x Absolute Share Return)
                                       In this scenario, you will receive a 1% positive return on the Trigger PLUS for each 1%
                                       negative return on the Underlying Shares.
                                    If the Final Share Price is less than the Trigger Level: $10 x Share Performance Factor
                                       This amount will be less than the Stated Principal Amount of $10, and will represent a loss of at least 25%, and possibly all, of your investment.
Leveraged Upside Payment            $10 x Leverage Factor x Share Percent Change
Share Percent Change                (Final Share Price -- Initial Share Price) / Initial Share Price
Absolute Share Return               The absolute value of the Share Percent Change. For example, a --5% Share Percent Change will equal a +5% Absolute Share Return.
Initial Share Price                 The closing value of one Underlying Share on the Pricing Date
Final Share Price                   The closing value of one Underlying Share on the Valuation Date times the Adjustment Factor on such date
Adjustment Factor                   1.0, subject to the adjustment in the event of certain events affecting the Underlying Shares
Valuation Date                      July , 2014, subject to postponement for non-index business days and certain market disruption events
Share Performance Factor            Final Share Price / Initial Share Price
Maximum Payment at Maturity         $13.80 to $14.30 per Trigger PLUS (138% to 143% of the Stated Principal Amount). The actual
 Maximum Payment at Maturity will be determined on the Pricing Date.
Issue Price/Stated Principal Amount $10 per Trigger PLUS
Listing                             The Trigger PLUS will not be listed on any securities exchange.
Expected Pricing Date(1)            This offering is expected to close for ticketing on Monday, July 30, 2012

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

Opportunities in Currencies

Leveraged Performance [] Currency LASERS based on the Brazilian Real Relative to the U.S. Dollar (Bullish BRL / Bearish USD)

Strategy Overview

[]   The LASERS can be used to provide limited protection against loss and potentially outperform the currency performance for a certain range of currency performance due to the fixed percentage if the currency performance is above the downside threshold value of -50%

[]   The LASERS are for investors who seek a BRL/USD exchange rate-based return as measured by the currency performance and who are willing to risk principal and forgo current income in exchange for the potential of receiving at least the fixed percentage return if the currency performance is greater than the downside threshold value

Risk Considerations

[]   All principal is at risk under the terms of the LASERS

[]   The appreciation potential of the LASERS is limited by the currency performance formula such that in no event will the payment at maturity per
     LASERS be greater than $2,000, but the formula does not limit the downside

[]   The currency performance formula will diminish any appreciation and magnify any depreciation of the Brazilian real relative to the U. S. dollar.

[]   Does not provide for current income; no interest payments

[]   The LASERS are exposed to a single emerging markets currency and therefore expose investors to a significant non-diversified currency risk

These Currency LASERS due August 2, 2015, which we refer to as the LASERS, do not pay interest and do not guarantee the return of any principal at maturity.
Instead, at maturity you will receive for each $1,000 stated principal amount of LASERS that you hold an amount in cash that will vary depending upon the performance of the Brazilian Real ("BRL") relative to the U.S. dollar ("USD")
as of the valuation date, as measured by the specific currency performance formula described below. If the currency performance is greater than the downside threshold value of -50%, you will receive, in addition to the principal amount, a return based on the greater of the currency performance and the specified fixed percentage. However, if the currency performance is equal to or less than -50%, the payment at maturity will be solely based on the currency performance, and, therefore, you will be fully exposed to the negative currency performance and will suffer a significant loss on your initial investment in the LASERS. The LASERS are for investors who seek a BRL/USD exchange rate-based return as measured by the currency performance and who are willing to risk principal and forgo current income in exchange for the potential of receiving at least the fixed percentage return if the currency performance is greater than the downside threshold value. The payment at maturity may be less, and potentially significantly less, than the stated
principal amount and could be zero. The LASERS are senior unsecured notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program.
All payments on the LASERS are subject to the credit risk of Morgan Stanley.

Issuer                       Morgan Stanley
Exchange Rate                On any currency business day, the rate for conversion of the Brazilian real into U.S. dollars
                            (expressed as the number of units of BRL per one USD), as determined by reference to the reference source on such day.
Maturity Date                August 2, 2015 (approximately 3 years)
Payment at Maturity          $1,000 + Currency Return Amount. This payment may be greater than or less than the Stated Principal
                             Amount.
                             If the Currency Performance is greater than the Downside Threshold Value, the Currency Return Amount
                             will equal:
                             $1,000 x [the greater of (i) Currency Performance and (ii) Fixed Percentage]
Currency Return Amount       If the Currency Performance is equal to or less than the Downside Threshold Value, the Currency Return
                             Amount will equal:
                             $1,000 x Currency Performance
                             In this scenario, the Payment at Maturity will be equal to or less than $500 per Stated Principal
                             Amount of LASERS and could be zero. There is no minimum payment at maturity on the LASERS.
Fixed Percentage             26% to 31%. The actual Fixed Percentage will be determined on the Pricing Date
Downside Threshold Value     []50%
                             1 - (Final Exchange Rate / Initial Exchange Rate), provided that in no event will the Currency
                             Performance be less than -100%

Currency Performance         This formula effectively limits the positive currency performance to 100% and therefore limits the maximum payment at maturity per LASERS to $2,000, but the formula does not limit the downside and you can lose your entire initial investment in the LASERS.
Reference Source             Reuters page "BRFR"
Initial Exchange Rate        The Exchange Rate on the Pricing Date
Final Exchange Rate          The Exchange Rate on the Valuation Date
Valuation Date               July 29, 2015, subject to adjustment for non-currency business days
Listing                      The LASERS will not be listed on any securities exchange.
Issue Price/Stated Principal
Amount                       $1,000 per LASERS
Expected Pricing Date(1)     This offering is expected to close for ticketing on Monday, July 30, 2012

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

Opportunities in U.S. Equities

Market Linked Note [] Market-Linked Notes based on the SandP 500([R]) Index (SPX)

Strategy Overview

[]   Opportunity to gain exposure to the SandP 500([R]) Index

[]   Repayment of principal at maturity, plus the greater of the minimum payment at maturity of $10.10 to $10.50 per note (to be determined on the pricing date) and a return based on the percentage appreciation of the underlying index 100% participation in any appreciation of the underlying index over the term of the notes

[]   No exposure to any decline of the underlying index

Risk Considerations

[]   Repayment of principal is available only at maturity and is subject to the credit risk of the issuer

[]   Does not provide for current income; no interest payments

[]   Will yield only the minimum payment at maturity of $10.10 to $10.50 per note if the underlying index declines or appreciates by less than or equal to 19% to 5% as of the determination date

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and will have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented and modified by the applicable pricing supplement. At maturity, we will pay per note the stated
principal amount of $10 plus a supplemental redemption amount based on the value of the underlying index on the determination date, subject to the minimum payment at maturity. The notes are for investors who are concerned about principal risk but seek an equity index-based return, and who are willing to forgo yield in exchange for the repayment of principal plus a supplemental redemption amount. The notes are senior notes issued as part of Morgan
Stanley's Series F Global Medium-Term Notes program. All payments on the notes, including the repayment of principal at maturity, are subject to the credit risk of Morgan Stanley.

Issuer                              Morgan Stanley
Underlying Index                    SandP 500([R]) Index (SPX)
Maturity Date                       July , 2018 (approximately 6 years)
Payment at Maturity                 The Payment at Maturity per $10 Stated Principal Amount will equal:
                                         $10 + Supplemental Redemption Amount, subject to the Minimum Payment at Maturity
Supplemental Redemption             (i) $10 times (ii) the Index Percent Change times (iii) the Participation Rate, provided that the Supplemental Redemption Amount will not be less than $0.10 to $0.50
Amount                              per note, to be determined on the Pricing Date.
Participation Rate                  100%
Minimum Payment at Maturity         $10.10 to $10.50 per note (101% to 105% of the Stated Principal Amount). The actual Minimum
                                    Payment Amount will be determined on the Pricing Date.
Maximum Payment at Maturity         None
Index Percent Change                (Final Index Value -- Initial Index Value) / Initial Index Value
Initial Index Value                 The index closing value on the Pricing Date
Final Index Value                   The index closing value on the Determination Date
Determination Date                  July , 2018, subject to postponement for non-index business days and certain market disruption events
Listing                             The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount $10 per note
Expected Pricing Date(1)            This offering is expected to close for ticketing on Monday, July 30, 2012

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

Opportunities in Equities, Commodities and Bonds

Market-Linked Note [] Market-Linked Notes With Past Performance Adjusted
Contingent Coupon based on the Morgan Market Linked Note Stanley ETF-MAP Index
(Excess Return) (MSUSMA5E)

Strategy Overview

[]   Opportunity to gain exposure to the Morgan Stanley ETF-MAP Index

[]   Repayment of principal at maturity

[]   A contingent coupon payment on any annual contingent coupon payment date if and only if the closing value of the underlying index on the related determination date is greater than the initial index value and, after the first determination date, greater than the determination index value on each previous determination date

[]   No exposure to any decline of the underlying index if the notes are held to maturity

Risk Considerations

[]   Repayment of principal is available only at maturity and is subject to the credit risk of the issuer

[]   The return on the notes depends on the performance of the underlying index on each determination date and investors will not receive any contingent coupon if the index closing value on each determination date is less than or equal to the initial index value

[]   Investors will receive a contingent coupon only if the index closing value on a determination date is greater than both the initial index value AND, after the first determination date, the index closing value on each prior determination date

[]   The underlying index embodies certain risks as outlined under "Risk
     Factors" in the applicable pricing supplement, including risk that there can be no guarantee that the realized volatility of the underlying index will not be less than or greater than the volatility target of 590

[]   Risks associated with emerging markets equities and bonds, currency exchange rates and commodities

The notes are senior unsecured obligations of Morgan Stanley and will have the terms described in the accompanying product supplement and prospectus, as supplemented and modified by the applicable pricing supplement. The notes offer the opportunity for investors to earn an annual contingent coupon based on the performance of the underlying index on each annual determination date, as reduced by any prior contingent coupons. If the closing value of the underlying index on any determination date is greater than the initial index value and, after the first determination date, greater than its closing value on each prior determination date, we will pay a contingent coupon on the notes at a rate that is equal to the percentage increase in the value of the underlying index as of such determination date from the initial index value minus the sum of the contingent coupon rates, if any, for each of the previous determination dates. As a result of this reduction in the contingent coupon rate for any prior coupons paid on the notes, investors will receive a contingent coupon if the underlying index exceeds the initial index value but only to the extent that it also exceeds the highest level it achieved on any prior determination date. At maturity, we will pay per note the stated principal amount of $10 plus the contingent coupon, if any, payable with respect to the final determination date. The Morgan Stanley ETF-MAP Index is a rules-based quantitative strategy that attempts to maximize returns for a given level of risk. The underlying index components consist of U.S.-listed exchange-traded funds (ETFs)
representing U.S. and non-U.S. equities, fixed income securities, commodities and cash. The underlying index is calculated on an excess return basis, and therefore its level is determined by the weighted return of the optimized portfolio of index components reduced by the return on an equivalent cash investment receiving the Federal Funds rate. The underlying index is rebalanced monthly based on the index methodology, which seeks to determine the asset portfolio that had the maximum historical return with 5% annualized volatility during the prior 60- business day period. There is also a daily adjustment to the allocation between the asset portfolio and cash component based on volatility of the asset portfolio. For more information, see "Underlying Index"
in the applicable pricing supplement. The notes are for investors who are concerned about principal risk but seek exposure to a multiple asset-linked index and accept that the underlying index's volatility target feature may reduce upside performance in bullish markets, and who are willing to forgo market floating interest rates in exchange for the repayment of principal at maturity plus the potential to receive adjusted contingent coupons based on the performance of the underlying index. The notes are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the notes, including the repayment of principal at maturity, are subject to the credit risk of Morgan Stanley.

Issuer                              Morgan Stanley
Underlying Index                    Morgan Stanley ETF-MAP Index (Excess Return) (MSUSMA5E)
Maturity Date                       July , 2015 (approximately 3 years)
Payment at Maturity                 The payment due at maturity per $10 Stated Principal Amount will equal $10 plus any Contingent
                                    Coupon payable with respect to the final Determination Date
Contingent Coupon                   If, on an annual Determination Date, the Determination Index Value is greater than the Initial
                                    Index Value and, after the first Determination Date, greater than the Determination Index Value(s)
                                    on each previous
                                    Determination Date, the notes will pay a Contingent Coupon on the related Contingent Coupon
                                    Payment Date equal to:
                                    Stated Principal Amount x Contingent Coupon Rate.
                                    Investors will not receive any Contingent Coupon on an annual Contingent Coupon Payment Date unless the index closing value on the related Determination Date is greater than the Initial
                                    Index Value AND greater than the closing value of the Underlying Index on each previous
                                    Determination Date, if any.
Contingent Coupon Rate              With respect to each Determination Date, Index Percent Change minus the sum of the Contingent
                                    Coupon Rates, if any, for each of the previous Determination Dates. The Contingent Coupon Rate will not be less than 0%.
Index Percent Change                With respect to any Determination Date, (Determination Index Value -- Initial Index Value) /
                                    Initial Index Value
Initial Index Value                 The index closing value on the Pricing Date
Determination Index Value           The index closing value on the applicable Determination Date
Determination Dates                 The third business day preceding each scheduled Contingent Coupon Payment Date, subject to postponement for non-index business days and certain market disruption events.
Contingent Coupon Payment Dates     August , 2013, August , 2014 and the Maturity Date
Listing                             The notes will not be listed on any securities exchange.
Issue Price/Stated Principal Amount $10 per note
Expected Pricing Date(1)            This offering is expected to close for ticketing on Monday, July 30, 2012

(1) Expected Pricing Dates are subject to change. Due to market conditions,
Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change.
Terms will be fixed on the pricing date for the investment.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

                        [Page left intentionally blank]

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

Selected Risks and Considerations

An investment in Structured Investments involves a variety of risks. Structured
Investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For example, some underlying assets have significantly higher volatility than others. Before you invest in any Structured Investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the Structured
Investment, including the risks related to the underlying asset(s) to which the
Structured Investment is linked.

The following are general risks applicable to most types of Structured
Investments:

Issuer Credit Risk
All payments on Structured Investments are subject to the credit risk of the applicable issuer. Any payments of interest or payments at maturity on a
Structured Investment are subject to the credit risk of the applicable issuer and the issuer's credit ratings and credit spreads may adversely affect the market value of the Structured Investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the Structured Investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the Structured Investment, the investor's investment would be at risk and an investor could lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.
Furthermore, unless issued as market-linked certificate of deposit, Structured
Investments are not bank deposits and are not insured by the Federal Deposit
Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk
The price at which a particular Structured Investment may be sold prior to maturity will depend on a number of factors and may be substantially less than the amount for which they were originally purchased. Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or reference index, (ii) volatility of the underlying asset or reference index, (iii) changes in interest rates, (iv) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and (v) the time remaining to maturity. In addition, we expect that the secondary market prices of a
Structured Investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit.
You may receive less, and possibly significantly less, than the stated
principal amount if you sell your investments prior to maturity.

Liquidity Risk
There may be little or no secondary market for a particular Structured
Investment and you should be prepared to hold your investments until maturity.
If the applicable pricing supplement so specifies, we may apply to list a particular Structured Investment on a securities exchange, but it is not possible to predict whether any Structured Investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist. Therefore, there may be little or no secondary market for
Structured Investments. Issuers may, but are not obligated to, make a market in the Structured Investments. Even if there is a secondary market for a particular Structured Investment, it may not provide enough liquidity to allow you to trade or sell your Structured Investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for Structured Investments, the price at which you may be able to trade a Structured Investment is likely to depend on the price, if any, at which Morgan Stanley Smith Barney or another broker-dealer affiliated with the particular issuer of the security is willing to transact. If at any time Morgan
Stanley Smith Barney or any other broker dealer were not to make a market in
Structured Investments, it is likely that there would be no secondary market for Structured Investments.

Past Performance Not Indicative of Future Results
The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific Structured Investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the Structured Investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the Structured Investment, but it is impossible to predict whether such levels will rise or fall.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

Client Strategy Guide: July 2012 Offerings

Conflicts of Interest
The applicable issuer, its affiliates, Morgan Stanley Smith Barney and/or its affiliates may be market participants. The applicable issuer, one or more of its affiliates or Morgan Stanley Smith Barney or its affiliates may, currently or in the future, publish research reports with respect to movements in the underlying asset to which any specific Structured Investment is linked. Such research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding a specific Structured Investment or Structured Investments generally. Any of these activities could affect the market value of a specific Structured
Investment or Structured Investments generally.

In most Structured Investments, an affiliate of Morgan Stanley or the applicable issuer is designated to act as calculation agent to calculate the periodic interest or payment at maturity due on the Structured Investment. Any determinations made by the calculation agent may affect the payout to investors.

Hedging and Trading Activity
Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the Structured Investments.  We expect that the calculation agent and its affiliates for a particular
Structured Investment will carry out hedging activities related to that
Structured Investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date and during the term of the Structured
Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of Structured
Investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which any dealer is willing to purchase
Structured Investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the Structured Investments, as well as the cost of hedging the applicable issuer's obligations under the Structured Investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the dealer as a result of dealer discounts, mark-ups or other transaction costs.

With respect to any MLD offering, you can only count on FDIC insurance to cover the deposit amount of each MLD and, if applicable, the minimum index interest.

In the event that FDIC insurance payments become necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit Amount of the MLDs together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the MLDs. FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of an MLD. Except to the extent insured by the FDIC, the
MLDs are not otherwise insured by any governmental agency or instrumentality or any other person.

This material was not prepared by the Research Departments of Morgan Stanley
Smith Barney, Morgan Stanley and Co. LLC, or Citigroup Global Markets Inc. and
you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

July 2012

MorganStanley
SmithBarney

Client Strategy Guide: July 2012 Offerings Page 19

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®" and "S&P 500®" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

"iShares®" is a registered mark of BlackRock Institutional Trust Company, N.A.

Copyright © by Morgan Stanley 2012, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. July 2012